Due to Hurricane Sandy's Impact, PGi Anticipates 2012 Results will be toward the Low End of its Prior Guidance

ATLANTA, Nov. 29, 2012 /PRNewswire/ -- Premiere Global Services, Inc. (NYSE: PGI), a global leader in virtual meetings for over 20 years, today provided an update on the impact of Hurricane Sandy on its 2012 financial guidance. Due to fourth quarter revenue loss associated with the storm, PGi anticipates that its 2012 financial results will be within, but toward the low end the 2012 financial outlook ranges it previously provided on October 18, 2012: net revenues from continuing operations are projected to be in the range of $504-$507 million and non-GAAP diluted EPS from continuing operations is projected to be in the range of $0.73-$0.74*.

"Our thoughts continue to be with the victims still struggling to recover from the storm, and we are thankful that all of our associates are safe and our facilities and operations were unaffected," said Boland T. Jones, PGi founder, chairman and CEO. "We have a number of customers whose businesses were disrupted by the hurricane, which temporarily affected our revenue. However, our global business trends remain strong, and we are optimistic in our outlook for the remainder of the year and for 2013."

While PGi is still assessing the full financial impact of the storm, the statements above are based on PGi's current expectations, business trends and foreign currency exchange rates. These statements contain forward-looking statements and company estimates, and actual results may differ materially. PGi assumes no duty to update any forward-looking statements made in this press release.

* Non-GAAP diluted net income per share (EPS) from continuing operations excludes equity-based compensation, amortization expenses, non-recurring tax adjustments, restructuring costs, excise and sales tax expense, excise and sales tax interest, asset impairments and net legal settlements and related expenses. Management uses non-GAAP measures of financial performance to supplement the company's consolidated financial statements presented in accordance with GAAP and internally as a means of analyzing the company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

About Premiere Global Services, Inc. | PGi
PGi has been a global leader in virtual meetings for more than 20 years. Our cloud-based solutions deliver multi-point, real-time virtual collaboration using video, voice and file sharing technologies. PGi solutions are available via desktops, tablets or mobile devices, helping businesses worldwide be more productive, mobile and green. PGi has a global presence in 25 countries and an established base of more than 35,000 enterprise customers, including 75% of the Fortune 100™. In the last five years, we have hosted more than 725 million people from 137 countries in over 165 million meetings.

For more information, visit us at http://www.pgi.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.'s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of new cloud-based, virtual meeting services, including our iMeet® and GlobalMeet® services; our ability to attract new customers and to retain and further penetrate our existing customers; risks associated with challenging global economic conditions; price increases from our telecommunications service providers; service interruptions and network downtime; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security of transactions; future write-downs of goodwill or other intangible assets; greater than anticipated tax liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; the impact of the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the Securities and Exchange Commission, including but not limited to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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